Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of CUNO Incorporated (“CUNO”) of our report dated December 11, 2003, included in the 2003 Annual Report to Shareholders of CUNO incorporated by reference in its Annual Report (Form 10-K) for the year ended October 31, 2003, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-39763) pertaining to the CUNO Incorporated 1996 Stock Incentive Plan, the CUNO Incorporated Non-Employee Directors’ Stock Option Plan, and the CUNO Incorporated Savings and Retirement Plan and the registration statement (Form S-8 No. 333-54388) pertaining to the CUNO Incorporated 1996 Stock Incentive Plan and the CUNO Incorporated Non-employee Directors’ Stock Option Plan of our report dated December 11, 2003, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of CUNO.

/s/ Ernst & Young LLP

Hartford, Connecticut
December 17, 2004